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                                   EXHIBIT 11

                        COMPUTATION OF PER SHARE EARNINGS

                      Baldwin & Lyons, Inc. & Subsidiaries


                                                             Year Ended December 31
                                                  -------------------------------------------
                                                       1997           1996           1995
                                                  -------------  -------------  -------------
Basic:
  Average number of Class A and
   Class B shares outstanding                        13,776,881     14,183,922     14,756,784
                                                    ===========    ===========    ===========

  Net income                                        $24,445,682    $21,692,242    $29,359,773
                                                    ===========    ===========    ===========

  Per Share Amount                                       $ 1.77         $ 1.53         $ 1.99
                                                    ===========    ===========    ===========

Diluted:
  Average number of Class A and
   Class B shares outstanding                        13,776,881     14,183,922     14,756,784

  Dilutive stock options--based on
    treasury stock method using higher
    of average or year end market prices                192,371        190,702        208,648
                                                    -----------    -----------    -----------
                                     TOTALS          13,969,252     14,374,624     14,965,432
                                                    ===========    ===========    ===========

  Net income                                        $24,445,682    $21,692,242    $29,359,773
                                                    ===========    ===========    ===========

  Per Share Amount                                       $ 1.75         $ 1.51         $ 1.96
                                                    ===========    ===========    ===========
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